Sales Report:Supplement No. 8 dated Jun 01, 2011 to Prospectus dated May 17, 2011
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated May 17, 2011 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated May 17, 2011 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 506947
This series of Notes was issued and sold upon the funding of the borrower loan #50012, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$10,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	1.00%	Listing Start date:	May-17-2011
Term:	36 months			Listing End date:	May-29-2011

Lender yield:	4.99%	Borrower rate/APR:	5.99% / 6.33%	Monthly payment:	$304.17

Lender servicing fee:	1.00%	Effective Yield*:	5.00%
		Estimated return*:	4.00%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Mar-1995	Debt/Income ratio:	13%
Credit score:	740-759 (May-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 7	Length of status:	13y 0m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,343	Stated income:	$100,000+
Delinquencies in last 7y:	4	Bankcard utilization:	32%
		Homeownership:	Yes
Screen name:	MDbruh38	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	24 ( 89% )	740-759 (Latest)
Principal borrowed:	$17,500.00	< 31 days late:	3 ( 11% )	760-779 (Jan-2010) 640-659 (Sep-2007) 620-639 (Jun-2007)
Principal balance:	$5,265.23	31+ days late:	0 ( 0% )
Total payments billed:	27
Description
RELIST: Debt Consolidation
Purpose of loan:
This loan will be used to payoff current prosper loan, which is at a higher rate

My financial situation:
I am a good candidate for this loan because I have the income ($109.000 per year) to make these payments. I have had two previous proper loans. One was paid off early. The current loan is current. If approved this will be my third loan. The other remaining balance will be used to pay off other debts.

Thank you in advance for considering my loan request.
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

meux99	$25.00	5/17/2011 9:01:12 AM
indomitable-coin	$25.00	5/17/2011 9:00:46 AM
compoundinterest	$50.00	5/17/2011 9:02:41 AM
Avala	$50.00	5/17/2011 9:02:12 AM
wealth-influencer	$50.00	5/18/2011 9:48:41 AM
gardenofeden	$25.00	5/18/2011 1:14:18 PM
math1973	$100.00	5/20/2011 2:03:12 PM
Dubbs360	$200.00	5/20/2011 6:45:41 PM
Lender0010	$50.00	5/20/2011 10:59:31 PM
novice-speculator	$25.00	5/21/2011 12:39:59 AM
SolarMoonshine	$25.00	5/21/2011 3:42:13 AM
a-versatile-power	$25.00	5/21/2011 4:11:49 AM
heerzaquestion	$25.00	5/22/2011 9:04:24 AM
nuclearmoose	$50.00	5/22/2011 1:47:51 PM
mrpowers5531	$25.00	5/23/2011 7:53:40 AM
AFairDeal	$50.00	5/24/2011 9:23:12 AM
kulender	$50.00	5/24/2011 10:30:01 AM
repayment-genius7	$25.00	5/24/2011 10:27:10 AM
maldok1	$25.00	5/24/2011 8:00:27 PM
AlternativeCashFlow	$50.00	5/24/2011 8:01:13 PM
bold-yield-rumbler	$25.00	5/24/2011 8:19:28 PM
GElender	$25.00	5/25/2011 6:08:19 AM
keyfig	$25.00	5/25/2011 8:08:28 AM
profitable-asset1	$25.00	5/25/2011 8:43:29 AM
velocity-solo	$29.50	5/25/2011 3:35:02 PM
drkosh	$50.00	5/25/2011 4:48:03 PM
elasermd	$100.00	5/25/2011 6:39:14 PM
rapid-loyalty1	$25.00	5/25/2011 5:43:26 PM
truth-trapper	$25.00	5/25/2011 6:36:05 PM
slowpig	$50.00	5/25/2011 8:23:07 PM
abundant-velocity7	$50.00	5/25/2011 8:35:06 PM
gigabit	$50.00	5/25/2011 10:14:21 PM
fantastic-openness	$100.00	5/25/2011 8:44:23 PM
generous-deal6	$25.00	5/26/2011 2:23:09 AM
reward-cosmos	$25.00	5/26/2011 7:31:41 AM
secureincome	$500.00	5/26/2011 8:45:10 AM
reward-walnut	$50.00	5/26/2011 8:47:26 AM
dtrain5	$50.00	5/26/2011 9:39:30 AM
competent-commitment1	$25.00	5/26/2011 9:41:03 AM
Moose26	$25.00	5/26/2011 9:44:14 AM
notlicehead	$50.00	5/26/2011 9:42:17 AM
larrybird	$500.00	5/26/2011 9:57:09 AM
unclejaef	$25.00	5/26/2011 11:50:59 AM
EverettFinancial	$25.00	5/26/2011 12:12:57 PM
authoritative-capital	$43.55	5/26/2011 12:37:02 PM
wise-deal-gravitas	$100.00	5/26/2011 1:27:44 PM
refined-penny	$50.00	5/26/2011 1:36:30 PM
diversification-surge	$200.00	5/26/2011 2:20:06 PM
ams294	$50.00	5/26/2011 2:56:37 PM
RedantFinance	$25.00	5/26/2011 2:55:16 PM
michaelwong	$200.00	5/26/2011 4:36:48 PM
glimmering-generosity0	$50.00	5/26/2011 4:45:44 PM
mountainpeak	$25.00	5/26/2011 4:54:24 PM
MrDavid	$50.00	5/26/2011 5:24:48 PM
fcrick	$25.00	5/27/2011 12:33:16 AM
inforapenny	$50.00	5/27/2011 2:52:39 AM
BoughtTheFarm	$25.00	5/27/2011 3:01:55 AM
Theboof	$50.00	5/27/2011 7:11:11 AM
BankofRon	$50.00	5/27/2011 2:11:05 PM
Dollars4Rent	$25.00	5/27/2011 11:26:43 AM
a-exponential-hope	$25.00	5/27/2011 12:34:55 PM
brightest-dynamic-peace	$25.00	5/27/2011 5:04:59 PM
adevadeh	$50.00	5/27/2011 7:27:49 PM
Grisimal	$115.20	5/27/2011 10:32:42 PM
TikPmp1	$25.00	5/28/2011 2:10:21 AM
Interstate_Rate	$351.61	5/28/2011 2:36:19 AM
tender-integrity3	$37.18	5/28/2011 4:33:38 AM
shrewd-deal3	$75.00	5/28/2011 6:43:44 AM
alpinaut	$25.00	5/28/2011 6:52:54 AM
77dowplace	$25.00	5/28/2011 12:29:54 PM
naniamo	$25.00	5/28/2011 12:32:29 PM
passbook	$25.00	5/28/2011 12:34:05 PM
SourDoughSteve	$25.00	5/28/2011 12:34:09 PM
subtle-revenue0	$25.00	5/28/2011 12:39:51 PM
ytjameslee	$50.00	5/28/2011 12:38:17 PM
magnetic-vigilance3	$50.00	5/28/2011 12:39:15 PM
bold-spirited-finance	$125.00	5/28/2011 12:30:20 PM
-------ing247	$25.00	5/28/2011 12:53:08 PM
SeaLoans	$25.00	5/28/2011 12:33:01 PM
spreadgoodwill	$50.00	5/28/2011 12:34:20 PM
marwadi-62	$25.00	5/28/2011 1:41:00 PM
mlandrid	$25.00	5/28/2011 12:39:36 PM
wise-repayment-seeker	$25.00	5/28/2011 7:25:31 PM
LimaGuy	$34.89	5/29/2011 2:06:31 AM
bizzzond	$50.00	5/28/2011 7:45:33 PM
power-bluebird2	$25.00	5/29/2011 3:54:37 AM
truth-image	$50.00	5/17/2011 9:03:05 AM
blooming-market	$25.00	5/17/2011 9:01:16 AM
DukSerduk	$25.00	5/17/2011 9:01:01 AM
ore-genius2	$600.00	5/17/2011 9:02:22 AM
antlr	$50.00	5/17/2011 9:01:30 AM
useful-currency	$25.00	5/17/2011 9:01:49 AM
minista	$25.00	5/17/2011 9:02:02 AM
flexible-value	$35.00	5/17/2011 9:02:57 AM
fantastic-openness	$100.00	5/17/2011 9:08:12 AM
diablorulz	$50.00	5/17/2011 4:14:45 PM
Goodlender42	$25.00	5/18/2011 9:28:57 PM
damage	$25.00	5/19/2011 11:00:18 AM
gojackgo	$100.00	5/19/2011 12:29:15 PM
neighborly-hope6	$100.00	5/19/2011 7:45:29 PM
Daneistes	$50.00	5/20/2011 2:03:14 PM
I_Karamazov	$50.00	5/20/2011 5:55:00 PM
festeringsnot	$25.00	5/20/2011 5:59:32 PM
investment-artist	$25.02	5/21/2011 9:17:52 AM
seabass123	$25.00	5/21/2011 10:42:53 AM
DreDub	$50.00	5/21/2011 11:24:39 AM
dogdog	$50.00	5/21/2011 12:30:42 PM
efficient-treasure0	$25.00	5/21/2011 1:44:30 PM
Leopoldine	$25.00	5/23/2011 8:10:18 AM
gain-expert	$35.00	5/23/2011 10:09:08 PM
currency-persimmon	$25.00	5/24/2011 9:47:02 AM
Havana21	$200.00	5/24/2011 10:55:38 AM
Buffer10	$300.00	5/24/2011 11:32:50 AM
a-restless-dollar	$25.00	5/25/2011 7:47:28 AM
1SteelerFan	$25.00	5/25/2011 8:39:55 AM
Whitewater_Loans	$67.87	5/25/2011 5:57:22 AM
MasterJin	$25.00	5/25/2011 11:29:14 AM
radforj22	$25.00	5/25/2011 1:23:08 PM
Astyanax	$100.00	5/25/2011 5:33:53 PM
Untiedshu	$60.00	5/25/2011 8:02:51 PM
rubylender	$25.00	5/25/2011 7:12:34 PM
Zoramite	$25.00	5/25/2011 8:39:57 PM
euro-broadcaster	$50.00	5/26/2011 7:14:53 AM
commerce-broker	$25.00	5/26/2011 7:48:22 AM
FlexFunding	$50.00	5/26/2011 6:14:37 AM
top-affluence-saver	$50.00	5/26/2011 9:35:53 AM
worth-web5	$50.00	5/26/2011 9:36:20 AM
whistledicksmith	$50.00	5/26/2011 9:45:35 AM
orange-statuesque-justice	$500.00	5/26/2011 10:09:24 AM
soular21804	$25.00	5/26/2011 10:47:23 AM
rjw_mpwr	$25.00	5/26/2011 11:57:37 AM
Soxxes	$50.00	5/26/2011 11:34:19 AM
Trondheim_Norway	$150.00	5/26/2011 12:45:56 PM
intuitive-integrity9	$50.00	5/26/2011 11:57:45 AM
CPAnCA	$300.00	5/26/2011 1:15:24 PM
astute-benjamins	$25.00	5/26/2011 2:34:59 PM
marketplace-canary7	$25.00	5/26/2011 2:50:03 PM
SudianX	$27.94	5/26/2011 2:35:49 PM
dough-hammock	$25.00	5/26/2011 3:45:27 PM
setUup	$33.40	5/26/2011 3:57:03 PM
ryreesado	$25.00	5/26/2011 5:23:53 PM
moola-rose8	$25.00	5/26/2011 5:25:00 PM
availableloan	$25.00	5/26/2011 7:57:57 PM
kenji4861	$50.00	5/27/2011 3:24:05 AM
wise-silver-wonder	$25.00	5/27/2011 7:51:03 AM
Focus-On-Yield	$25.00	5/27/2011 10:09:22 AM
Jtothe3	$25.00	5/27/2011 12:58:35 PM
flwah	$25.00	5/27/2011 5:21:18 PM
epicanthal	$25.00	5/27/2011 10:43:30 PM
Cheburashka	$25.63	5/28/2011 2:35:31 AM
Spiv_51	$25.00	5/28/2011 3:44:02 AM
jp2654	$100.00	5/28/2011 7:29:20 AM
spiritual-compassion9	$25.00	5/28/2011 8:05:46 AM
atomantic	$25.00	5/28/2011 8:25:10 AM
jazz619	$25.00	5/28/2011 12:30:55 PM
js60l	$25.00	5/28/2011 12:33:33 PM
determined-order1	$25.00	5/28/2011 12:34:36 PM
AoP	$50.00	5/28/2011 12:40:05 PM
otalon	$50.00	5/28/2011 12:32:26 PM
Mantis75	$25.00	5/28/2011 12:32:47 PM
KHODADAD	$50.00	5/28/2011 1:22:57 PM
jhernand17	$25.00	5/28/2011 1:31:34 PM
mark1017-31	$53.21	5/29/2011 4:18:48 AM
163 Investments
Borrower Payment Dependent Notes Series 507163
This series of Notes was issued and sold upon the funding of the borrower loan #50015, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	E	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	14.70%	Listing Start date:	May-17-2011
Term:	36 months			Listing End date:	May-29-2011

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$108.87

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Sep-1998	Debt/Income ratio:	20%
Credit score:	680-699 (May-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 3	Length of status:	3y 4m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$69,360	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	9	Bankcard utilization:	99%
		Homeownership:	Yes
Screen name:	sympathetic-nickel9	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Roof Loan
Purpose of loan:
This loan will be used as a $2750 down payment for a new and badly needed $8850 home roof replacement. Monthly payments on the $6100 balance have already been arranged. A combination of hard winter weather, a wet, rainy spring, ill timed payroll and high property taxes have all forced the need for this loan.

My financial situation:
I am a good candidate for this loan because I have steady monthly income from my regular job and from our family business.

Monthly net income: $ 11185
Monthly expenses: $ $4,500
Employee Payroll $ 3850

Monthly Expense breakdown:

Housing: $ 1895
Insurance: $ $165
Car expenses: $ 588
Utilities: $ 170
Phone, cable, internet: $ 360
Food, entertainment: $ 400
Clothing, household expenses: $ 200
Credit cards and other loans: $ 255
Heating Oil: $200
Other expenses:
Taxes $ 266
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

suave-dime6	$25.00	5/17/2011 5:07:21 PM
missing-link	$25.00	5/17/2011 5:06:42 PM
janeybooboo	$100.00	5/21/2011 5:47:23 PM
zorg77	$50.00	5/22/2011 6:21:12 PM
Jack55304	$300.00	5/25/2011 10:46:33 PM
red-power-pecan	$50.00	5/26/2011 10:11:37 AM
mrxtravis	$25.00	5/26/2011 2:36:13 PM
reflective-rupee	$25.00	5/26/2011 2:49:41 PM
Bob450	$25.00	5/27/2011 8:26:02 AM
CommunityArts_Non-profit	$25.00	5/27/2011 5:57:22 PM
natural-greenback6	$25.00	5/27/2011 7:18:29 PM
Fire2	$25.00	5/28/2011 7:41:03 AM
wattboy	$73.81	5/28/2011 7:09:23 AM
Rogesparkguy	$25.00	5/28/2011 6:38:22 AM
340	$25.00	5/28/2011 12:44:04 PM
patriot897	$25.00	5/28/2011 5:33:41 PM
pthighs	$100.00	5/28/2011 6:58:41 PM
autonomous-basis	$25.00	5/28/2011 7:11:17 PM
BankofRon	$25.00	5/28/2011 8:50:15 PM
LuvToLend	$25.00	5/28/2011 5:19:58 PM
encouraging-rate	$25.00	5/29/2011 3:56:04 AM
money-bauble	$50.00	5/29/2011 5:18:15 AM
quest0	$25.00	5/29/2011 6:49:46 AM
Hidalgo2004	$33.41	5/28/2011 8:40:07 PM
loss-of-control	$50.00	5/29/2011 11:24:32 AM
dslobbs	$25.00	5/29/2011 4:38:26 PM
Chicagoan3660	$50.00	5/29/2011 12:34:14 PM
SV-AZ	$38.80	5/29/2011 7:56:14 PM
Reddy_Capital	$25.00	5/29/2011 8:47:38 PM
SojournerMobile	$50.00	5/29/2011 7:33:51 PM
antlr	$50.00	5/29/2011 8:43:13 PM
2grindstones	$26.00	5/17/2011 5:28:00 PM
tech310	$50.00	5/19/2011 1:47:42 AM
coin-sonnet	$100.00	5/20/2011 10:36:09 AM
irrelevant	$25.00	5/21/2011 4:17:40 AM
Unitas4302	$50.00	5/22/2011 6:06:29 AM
well-rounded-payout0	$50.00	5/25/2011 3:55:54 PM
Kaj	$35.00	5/26/2011 9:58:12 AM
diversification-medalist	$25.00	5/26/2011 11:57:57 PM
worth-web5	$100.00	5/27/2011 6:39:55 AM
honorable-yield	$25.00	5/27/2011 8:29:21 AM
diplomatic-wealth7	$25.00	5/27/2011 12:24:23 PM
HHP	$100.00	5/27/2011 5:25:01 PM
PRGuyinVA	$25.00	5/28/2011 7:08:38 AM
TheDigitalMan	$25.00	5/28/2011 7:44:44 AM
courteous-kindness1	$25.00	5/28/2011 10:20:55 AM
payout-bridge	$25.00	5/28/2011 11:36:25 AM
Pu239	$64.00	5/28/2011 9:47:28 AM
the-profit-oracle	$25.00	5/28/2011 12:38:40 PM
silver-bluebird	$28.00	5/28/2011 11:24:33 PM
handy-justice	$100.00	5/28/2011 7:08:10 PM
p2p-mushroom1	$33.08	5/29/2011 12:18:51 PM
euro-spark	$74.94	5/29/2011 2:17:13 PM
evergreen16	$17.96	5/29/2011 8:57:48 PM
54 Investments
Borrower Payment Dependent Notes Series 507197
This series of Notes was issued and sold upon the funding of the borrower loan #49881, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,550.00	Prosper Rating:	HR	Listing Duration:	14 days
Partially Funded:	yes	Estimated loss*:	20.30%	Listing Start date:	May-16-2011
Term:	36 months			Listing End date:	May-30-2011

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$154.60

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	8.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Mar-1996	Debt/Income ratio:	58%
Credit score:	660-679 (May-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 4	Length of status:	0y 3m
Amount delinquent:	$0	Total credit lines:	26	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$6,599	Stated income:	$1-$24,999
Delinquencies in last 7y:	15	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	transaction-vibrato7	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Fertility Funding Needed by May 18
Purpose of loan:
This loan will be used to pay off balance of medicine and IVF procedure scheduled for this June. ( I have paid $4,000 in out of pocket to them already). I really want to have another baby and am stressing about this additional cost that I need to get right away.

My financial situation: I work part time at United Airlines.
I am a good candidate for this loan because I am working to pay my bills and to try and come up with the rest of the IVF money ( unless hopefully I get a loan from this very soon).

Monthly net income: $908
Monthly expenses: $
Housing: $0 ( husband pays)
Insurance: $0 ( husband pays)
Car expenses: $0 ( gas)
Utilities: $0 ( husband pays)
Phone, cable, internet: $135 ( Att and Verizon)
Food, entertainment: $0 ( husband pays)
Clothing, household expenses: $0
Credit cards and other loans: $500
Other expenses: $
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

worldly-money4	$100.00	5/16/2011 5:52:32 PM
gain-gourd	$25.35	5/17/2011 2:51:53 AM
miamibeachloaner	$25.00	5/17/2011 7:31:03 AM
rupee_power	$25.00	5/18/2011 12:48:02 PM
tech310	$50.00	5/19/2011 1:48:37 AM
capital-galaxy	$100.00	5/28/2011 6:20:26 AM
new0rleans	$25.00	5/29/2011 3:17:32 PM
bsmtloan	$150.00	5/30/2011 11:15:51 AM
unfixer	$25.00	5/30/2011 12:28:49 PM
worth-blanket2	$2,800.00	5/17/2011 10:29:29 AM
reflective-rupee	$25.00	5/17/2011 7:16:40 PM
green-inspiring-peace	$25.00	5/23/2011 2:45:42 PM
payout-bridge	$50.00	5/28/2011 11:35:33 AM
bullwink27	$25.00	5/28/2011 3:11:57 PM
abovefifty	$99.65	5/30/2011 3:49:58 PM
15 Investments
Borrower Payment Dependent Notes Series 507431
This series of Notes was issued and sold upon the funding of the borrower loan #50024, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	E	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	14.70%	Listing Start date:	May-18-2011
Term:	36 months			Listing End date:	May-27-2011

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$217.74

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Aug-2000	Debt/Income ratio:	45%
Credit score:	660-679 (Apr-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	5 / 5	Length of status:	1y 8m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$14,094	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	66%
		Homeownership:	No
Screen name:	Starlitefox	Borrower's state:	Alaska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home repair
Purpose of loan:
This loan will be used to...to repair the mold in the bathroom/laundry room/and would like to consolidate 2 credit card bills

My financial situation:
I am a good candidate for this loan because i am committed to my job and being able to meet my financial obligations.

Monthly net income: $24,000
Monthly expenses: $1000
Housing: $400
Insurance: $111.00
Car expenses: $390.00
Utilities: $80
Phone, cable, internet: $150
Food, entertainment: $200
Clothing, household expenses: $50
Credit cards and other loans: $100
Other expenses: $
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

suave-dime6	$25.00	5/18/2011 9:15:21 AM
missing-link	$25.00	5/18/2011 9:13:36 AM
2grindstones	$25.00	5/18/2011 9:55:01 AM
reflective-rupee	$25.00	5/18/2011 10:50:20 AM
tech310	$50.00	5/19/2011 1:47:06 AM
Bob450	$25.00	5/19/2011 5:42:13 PM
coin-sonnet	$100.00	5/20/2011 10:36:37 AM
BradP	$25.00	5/21/2011 6:31:24 AM
himistu22	$25.00	5/24/2011 2:40:39 PM
palace2	$57.67	5/24/2011 3:14:29 PM
mrxtravis	$25.00	5/24/2011 7:14:41 PM
DasMula	$27.00	5/25/2011 10:30:02 AM
alaskanbearcub	$25.00	5/25/2011 9:34:59 PM
red-power-pecan	$50.00	5/26/2011 10:11:46 AM
bsh297	$25.00	5/26/2011 12:51:02 PM
Jack55304	$300.00	5/26/2011 5:44:53 PM
reward-dynamo	$50.00	5/26/2011 5:30:32 PM
mystical-bonus7	$25.00	5/26/2011 6:06:09 PM
social-heart	$25.00	5/26/2011 7:15:39 PM
kwxj61b	$55.60	5/27/2011 4:24:42 AM
Bekim	$25.00	5/27/2011 4:43:04 AM
rockhound84	$1.83	5/27/2011 4:55:13 AM
anton	$50.00	5/18/2011 9:09:03 AM
worth-blanket2	$3,500.00	5/18/2011 10:47:31 AM
rupee_power	$25.00	5/18/2011 12:50:21 PM
shrewd-income	$25.00	5/18/2011 1:31:07 PM
Rogesparkguy	$25.00	5/19/2011 11:24:44 AM
irrelevant	$25.00	5/21/2011 2:28:18 PM
JiggaJoeyS	$32.35	5/24/2011 4:42:09 AM
order-brigade	$25.00	5/24/2011 9:51:24 AM
Core-Marketing	$25.00	5/24/2011 12:00:06 PM
reflective-affluence	$25.00	5/24/2011 2:02:49 PM
diversification-medalist	$100.00	5/25/2011 11:58:06 AM
orbital-bill1	$25.00	5/26/2011 5:18:41 AM
kind-durability-battalion	$50.00	5/26/2011 9:35:27 AM
168RichCapital	$25.50	5/26/2011 8:11:23 AM
CA-Lender	$25.05	5/26/2011 3:04:01 PM
37 Investments
Borrower Payment Dependent Notes Series 507603
This series of Notes was issued and sold upon the funding of the borrower loan #50036, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,500.00	Prosper Rating:	B	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	5.95%	Listing Start date:	May-19-2011
Term:	36 months			Listing End date:	May-31-2011

Lender yield:	14.99%	Borrower rate/APR:	15.99% / 18.17%	Monthly payment:	$158.18

Lender servicing fee:	1.00%	Effective Yield*:	14.73%
		Estimated return*:	8.78%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Oct-1998	Debt/Income ratio:	5%
Credit score:	640-659 (May-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	4 / 4	Length of status:	5y 0m
Amount delinquent:	$1,102	Total credit lines:	25	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,072	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	6	Bankcard utilization:	82%
		Homeownership:	Yes
Screen name:	keen-ore631	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Cheers to the death of my Plastic
Purpose of loan:
This loan will be used to pay off Credit Cards.

My financial situation:
I am a good candidate for this loan because I pay my debts. Above all else, principal alone drive me to pay all of my bills. I fell behind a few years ago which caused my credit score to drop, but I've been current if not ahead of all my bills for quite some time now. I'm just looking to consolidate a few small Credit Cards/Loans so I can get down to one payment to worry about.

Monthly net income: $ 4960
Housing: $ 1100
Insurance: $ 110
Car expenses: $ 410
Phone, cable, internet: $ 110
Food, entertainment: $ 200
Clothing, household expenses: $ 100
Credit cards and other loans: $ 0 with this loan (currently minimum payment is about 130)
Other expenses: $ GAS - 300
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

organized-payment6	$50.00	5/19/2011 5:01:54 PM
powerful-finance7	$25.00	5/19/2011 5:02:07 PM
John_Galt	$25.00	5/20/2011 8:49:41 AM
green-loyalty-cub	$50.00	5/20/2011 8:00:34 AM
bold-elated-loot	$50.00	5/20/2011 8:02:35 AM
Tradesmanlender	$29.58	5/20/2011 10:38:04 AM
a-finance-nirvana	$25.00	5/21/2011 5:08:35 AM
TomDalonajay	$25.00	5/21/2011 11:04:16 AM
bonafide-cash	$100.00	5/23/2011 10:15:29 PM
loyalty-sherpa	$25.00	5/24/2011 6:28:48 AM
natecam	$25.00	5/24/2011 10:35:49 AM
interstellar	$75.00	5/24/2011 8:44:40 PM
Sierrahh	$50.00	5/25/2011 4:33:51 PM
sweet-loan8	$100.00	5/26/2011 9:16:21 PM
ingenious-deal6	$25.00	5/27/2011 12:17:56 AM
BxRealtor	$25.00	5/27/2011 1:18:29 PM
enthralling-deal180	$50.00	5/27/2011 5:16:09 PM
radforj22	$25.00	5/28/2011 4:25:48 AM
77dowplace	$25.00	5/28/2011 7:01:00 AM
indomitable-coin	$25.00	5/28/2011 10:59:02 AM
friendinmoney	$25.00	5/28/2011 11:55:20 AM
roi-advantage	$25.00	5/28/2011 10:56:33 AM
availableloan	$25.00	5/28/2011 3:39:37 PM
bizzzond	$25.00	5/28/2011 7:54:40 PM
Kame	$25.00	5/28/2011 11:28:42 PM
curveylady	$25.76	5/29/2011 4:00:33 AM
Ambassador	$35.00	5/29/2011 4:42:57 AM
DDoubles	$50.00	5/29/2011 3:22:15 PM
investment-habanero8	$100.00	5/30/2011 8:16:31 AM
DreDub	$50.00	5/29/2011 9:10:28 PM
return-investor6	$25.00	5/29/2011 10:03:31 PM
rescue	$100.00	5/30/2011 9:35:41 AM
Gabriel02	$25.00	5/30/2011 9:35:50 AM
dime-surge	$100.00	5/30/2011 12:37:32 PM
treasure-hunter270	$25.00	5/30/2011 1:38:45 PM
Flreap	$25.00	5/30/2011 1:38:42 PM
Flreap	$25.00	5/30/2011 1:40:47 PM
marwadi-62	$100.00	5/30/2011 11:46:32 AM
shellback13	$46.04	5/30/2011 2:32:03 PM
euro-trumpet	$25.00	5/30/2011 5:23:43 PM
flexible-value	$50.00	5/30/2011 5:45:02 PM
grf1945	$50.00	5/30/2011 5:43:46 PM
equallender	$50.00	5/30/2011 11:16:44 PM
Scubadiver	$50.00	5/31/2011 4:28:26 AM
Scubadiver	$50.00	5/31/2011 4:30:49 AM
goodoldrock	$45.55	5/31/2011 6:59:16 AM
tidy-balance1	$100.00	5/31/2011 7:10:36 AM
worldly-income2	$25.00	5/31/2011 9:07:24 AM
note-cougar0	$25.00	5/31/2011 9:08:55 AM
influential-revenue	$101.45	5/31/2011 9:12:35 AM
new-truth-chuckler	$40.71	5/31/2011 9:08:05 AM
steady-funds3	$31.11	5/31/2011 9:51:49 AM
lm75	$25.00	5/31/2011 9:46:04 AM
qsolo	$200.00	5/19/2011 5:01:58 PM
ryreesado	$25.00	5/19/2011 5:04:41 PM
Interloper	$27.00	5/21/2011 10:13:17 AM
efficient-treasure0	$25.00	5/21/2011 1:55:41 PM
commitment-orca7	$100.00	5/24/2011 5:47:35 AM
kulender	$50.00	5/25/2011 5:24:06 AM
dajen1	$50.00	5/25/2011 2:10:20 PM
Anny-Disco	$25.00	5/27/2011 2:14:00 AM
worth-web5	$100.00	5/27/2011 6:38:44 AM
honorable-yield	$25.00	5/27/2011 8:24:15 AM
unflappable-pound3	$100.00	5/27/2011 9:33:37 AM
heerzaquestion	$25.00	5/27/2011 3:27:30 PM
Bank42	$25.00	5/28/2011 6:17:06 AM
donenzo	$25.00	5/28/2011 7:12:33 AM
order-prospector	$50.00	5/28/2011 11:06:44 AM
Strongestmanevr	$25.00	5/28/2011 3:24:31 PM
SolarMoonshine	$25.00	5/28/2011 6:20:35 PM
loot-funkmaster	$25.00	5/28/2011 7:32:32 PM
Reddy_Capital	$25.00	5/28/2011 10:01:16 PM
5kids5	$38.39	5/29/2011 2:39:53 AM
BankofRon	$25.00	5/28/2011 8:51:11 PM
psalms6612	$47.33	5/29/2011 11:11:13 AM
agalt	$75.00	5/29/2011 11:31:32 AM
groovychick	$25.00	5/29/2011 1:23:04 PM
designer_10	$25.00	5/29/2011 5:40:06 PM
currency-persimmon	$25.00	5/29/2011 6:38:20 PM
vegibenz	$25.00	5/29/2011 4:11:13 PM
value-squirrel3	$25.00	5/29/2011 4:19:43 PM
crw1950	$50.00	5/29/2011 5:51:31 PM
NiceNate	$100.00	5/30/2011 9:34:27 AM
worthy-bid8	$50.00	5/30/2011 9:34:36 AM
Rick7925	$25.00	5/30/2011 9:41:08 AM
circustab	$50.00	5/30/2011 10:52:29 AM
TFAD72	$25.00	5/30/2011 10:27:28 AM
drkosh	$25.00	5/30/2011 3:22:57 PM
bonus-demon	$25.00	5/30/2011 3:18:44 PM
2Below	$25.00	5/30/2011 6:31:14 PM
theloanfiller	$25.00	5/30/2011 7:41:21 PM
careful-penny	$25.00	5/30/2011 5:43:05 PM
equallender	$50.00	5/30/2011 11:15:12 PM
gustavholstopus32	$25.00	5/31/2011 3:22:20 AM
equallender	$50.00	5/30/2011 11:05:03 PM
goodhearted-gold3	$29.76	5/31/2011 6:56:20 AM
simeonthewhale	$25.00	5/31/2011 4:51:00 AM
sgt-schultz	$25.00	5/31/2011 6:05:25 AM
Earn_money	$25.00	5/31/2011 6:50:22 AM
revenue-appraiser	$25.00	5/31/2011 7:43:24 AM
420limo	$25.00	5/31/2011 7:58:22 AM
worldly-income2	$25.00	5/31/2011 8:29:33 AM
GElender	$25.00	5/31/2011 5:52:03 AM
oxnard	$50.00	5/31/2011 9:06:46 AM
harmonious-contract5	$25.00	5/31/2011 6:43:57 AM
frooogal	$52.32	5/31/2011 9:48:50 AM
106 Investments
Borrower Payment Dependent Notes Series 507645
This series of Notes was issued and sold upon the funding of the borrower loan #49825, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,500.00	Prosper Rating:	E	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	14.70%	Listing Start date:	May-20-2011
Term:	36 months			Listing End date:	May-24-2011

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$195.97

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Dec-1999	Debt/Income ratio:	32%
Credit score:	640-659 (Apr-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 3	Length of status:	0y 9m
Amount delinquent:	$0	Total credit lines:	11	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,527	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	54%
		Homeownership:	No
Screen name:	a-progressive-affluence	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate Debt
Purpose of loan: To consolidate credit card debt into one monthly payment

My financial situation:
I am a good candidate for this loan because I have a steady job that will allow me to easily afford the monthly payment. I also do not have many other expenses.

Monthly net income: $1,500 pre tax
Credit cards: $260 min payments
Travel (Gas): $180
Food and Groceries: $200
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

vine99	$50.00	5/20/2011 9:10:51 AM
missing-link	$25.00	5/20/2011 9:16:17 AM
suave-dime6	$25.00	5/20/2011 9:16:36 AM
favorite-commerce	$50.00	5/20/2011 10:41:42 AM
CashFlow13	$2,000.00	5/20/2011 3:59:25 PM
shrewd-income	$112.23	5/21/2011 6:24:04 AM
reflective-rupee	$200.00	5/21/2011 5:47:34 AM
yf99yz	$40.00	5/21/2011 11:42:14 AM
SolarMoonshine	$25.00	5/22/2011 4:28:18 AM
grotheik	$25.00	5/22/2011 6:43:15 AM
buffalobills	$25.00	5/23/2011 8:33:01 AM
FinanceEngine	$25.00	5/23/2011 6:14:00 PM
saxaphone6	$25.00	5/23/2011 6:35:37 PM
range2	$50.00	5/24/2011 5:44:54 AM
168RichCapital	$26.50	5/24/2011 7:50:44 AM
rupee_power	$25.65	5/24/2011 9:12:42 AM
SB94114	$25.00	5/24/2011 11:34:17 AM
ethicalhumanist	$25.00	5/24/2011 11:50:11 AM
reflective-affluence	$50.00	5/24/2011 12:02:54 PM
Emajinate	$28.68	5/24/2011 12:06:30 PM
building_pennies	$38.00	5/24/2011 12:51:15 PM
2grindstones	$25.00	5/20/2011 9:22:37 AM
economy-coup	$100.00	5/20/2011 9:30:25 AM
HardLender	$100.00	5/21/2011 5:40:50 AM
reflective-rupee	$300.00	5/21/2011 5:48:51 AM
well-mannered-income3	$40.00	5/21/2011 4:01:42 PM
dynrep	$25.00	5/21/2011 3:54:06 PM
tigercat	$50.00	5/21/2011 5:16:06 PM
1-HARD-HEAD	$25.01	5/22/2011 7:03:56 PM
Track-Layer	$75.00	5/22/2011 7:36:44 PM
r48	$25.00	5/22/2011 3:03:22 PM
social-heart	$25.00	5/22/2011 10:43:17 PM
Tahoeman	$25.00	5/23/2011 8:03:03 AM
CA-Lender	$25.05	5/23/2011 8:55:12 AM
greencat	$50.00	5/23/2011 7:25:15 AM
felicity-daydream	$25.00	5/23/2011 7:29:12 AM
the-enthralling-coin	$25.00	5/23/2011 9:57:20 AM
Valley-of-the-Dollar	$25.00	5/23/2011 1:04:58 PM
openness-antioxidant	$100.00	5/23/2011 12:34:29 PM
handy-justice	$100.00	5/23/2011 8:39:02 PM
cbivitz	$222.00	5/24/2011 2:00:36 AM
blue-silver-ruler	$25.00	5/24/2011 8:36:53 AM
ZOOOM	$25.00	5/24/2011 6:38:10 AM
Makingitrain	$25.00	5/24/2011 10:02:14 AM
roguewinner	$25.00	5/24/2011 11:15:29 AM
loanermn	$25.00	5/24/2011 1:43:00 PM
Core-Marketing	$25.00	5/24/2011 12:06:23 PM
Rogesparkguy	$25.00	5/24/2011 12:26:53 PM
himistu22	$41.88	5/24/2011 2:30:37 PM
49 Investments
Borrower Payment Dependent Notes Series 507659
This series of Notes was issued and sold upon the funding of the borrower loan #50021, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	20.30%	Listing Start date:	May-24-2011
Term:	36 months			Listing End date:	May-26-2011

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	8.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Aug-1999	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-719 (May-2011)	Inquiries last 6m:	0	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	8 / 5	Length of status:	6y 1m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,503	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	79%
		Homeownership:	No
Screen name:	happinesstocome	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan:
This loan will be used to help pay for my child's wedding and pay off some personal debt.

My financial situation is very healthy. Between my business income and retirement income (postal retirement) I make more than enough to cover my monthly expenses.

I am a good candidate for this loan because I am rsponsible and have realistic financial goals.
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

Christophe	$25.00	5/25/2011 7:42:39 PM
Kash2010lu	$25.00	5/24/2011 6:39:23 PM
worth-blanket2	$2,800.00	5/24/2011 5:42:22 PM
shrewd-income	$25.00	5/24/2011 6:43:13 PM
reflective-rupee	$200.00	5/24/2011 11:06:05 PM
golffish2	$50.00	5/25/2011 5:48:04 AM
SolarMoonshine	$25.00	5/25/2011 4:01:12 AM
hopeful-point	$25.00	5/25/2011 11:24:58 AM
keyfig	$25.00	5/25/2011 7:09:21 PM
payment-halo	$25.00	5/25/2011 7:50:27 PM
IASKGOD	$25.00	5/25/2011 10:32:18 PM
Core-Marketing	$25.00	5/26/2011 5:12:46 AM
blitzen40	$25.00	5/26/2011 8:31:54 AM
ledesma31	$325.60	5/26/2011 9:59:16 AM
l2fp	$25.00	5/24/2011 6:59:45 PM
2grindstones	$42.00	5/25/2011 9:18:38 AM
DasMula	$27.00	5/25/2011 10:31:59 AM
diversification-medalist	$25.00	5/25/2011 12:01:28 PM
favorite-commerce	$50.00	5/25/2011 11:32:29 AM
loyaltyologist	$25.00	5/25/2011 6:23:25 PM
daekpon	$30.00	5/25/2011 9:32:52 PM
himistu22	$25.00	5/26/2011 4:15:43 AM
golffish2	$50.00	5/26/2011 4:22:33 AM
carrinel	$50.00	5/26/2011 7:09:34 AM
168RichCapital	$25.50	5/26/2011 7:59:53 AM
25 Investments
Borrower Payment Dependent Notes Series 507969
This series of Notes was issued and sold upon the funding of the borrower loan #49890, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	A	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	3.80%	Listing Start date:	May-23-2011
Term:	36 months			Listing End date:	May-29-2011

Lender yield:	10.40%	Borrower rate/APR:	11.40% / 13.52%	Monthly payment:	$82.32

Lender servicing fee:	1.00%	Effective Yield*:	10.37%
		Estimated return*:	6.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Sep-1997	Debt/Income ratio:	10%
Credit score:	760-779 (May-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 13	Length of status:	3y 10m
Amount delinquent:	$0	Total credit lines:	30	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$77,757	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	75%
		Homeownership:	Yes
Screen name:	five-star-benjamins0	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
home improvement
No description was provided by the borrower.
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

vine99	$115.00	5/23/2011 9:03:47 AM
scrappy-bonus2	$25.00	5/23/2011 9:04:19 AM
exchange-squirrel	$25.00	5/23/2011 9:04:40 AM
qsolo	$200.00	5/23/2011 9:05:14 AM
Bank_Of_XL	$25.00	5/23/2011 7:22:45 PM
commitment-orca7	$100.00	5/24/2011 5:48:25 AM
loyalty-sherpa	$25.00	5/24/2011 6:29:41 AM
Buffer10	$25.00	5/24/2011 11:42:56 AM
RandyL3	$25.00	5/24/2011 8:08:41 PM
tranquil-gain1	$50.00	5/25/2011 7:23:02 AM
the-truth-hercules	$25.00	5/25/2011 5:59:41 PM
currency-persimmon	$25.00	5/26/2011 11:44:28 AM
penny-candy	$25.00	5/26/2011 6:27:11 PM
JGONZ13850	$25.00	5/27/2011 4:28:13 AM
bunnybear	$25.00	5/27/2011 12:36:07 PM
BxRealtor	$25.00	5/27/2011 1:18:56 PM
johnZ222	$55.00	5/27/2011 11:06:37 AM
Moneypenny6	$25.00	5/28/2011 7:38:59 AM
thankful-nickel2	$25.00	5/28/2011 11:25:43 AM
barkochva	$25.00	5/28/2011 8:28:00 PM
Kame	$25.00	5/28/2011 11:29:09 PM
first-loan-assembler	$100.00	5/29/2011 7:03:59 AM
LendingHelper	$105.59	5/29/2011 6:06:19 AM
bold-enriching-capital	$30.14	5/29/2011 6:40:30 AM
Peterman	$25.00	5/23/2011 9:11:51 AM
a-finance-nirvana	$25.00	5/23/2011 9:05:31 AM
indomitable-coin	$25.00	5/23/2011 9:09:43 AM
reflective-rupee	$25.00	5/23/2011 9:28:37 AM
favorite-commerce	$25.00	5/23/2011 10:06:20 AM
JustMee	$25.00	5/23/2011 11:28:40 AM
hookUup	$28.02	5/23/2011 4:37:07 PM
efficient-treasure0	$25.00	5/23/2011 6:26:54 PM
77dowplace	$50.00	5/23/2011 10:39:15 PM
SmartInMoney	$50.00	5/24/2011 10:49:02 AM
Tradesmanlender	$35.00	5/24/2011 6:12:16 PM
kulender	$100.00	5/25/2011 5:48:24 AM
bonafide-cash	$100.00	5/25/2011 5:59:35 AM
elvisloans	$25.00	5/25/2011 3:33:23 PM
dajen1	$50.00	5/25/2011 2:11:51 PM
donenzo	$25.00	5/27/2011 6:36:01 AM
honorable-yield	$25.00	5/27/2011 8:24:49 AM
tzvie	$25.00	5/27/2011 9:21:02 AM
RicheyRich	$25.00	5/27/2011 10:22:42 PM
Bank42	$69.46	5/28/2011 6:23:42 AM
Sierrahh	$50.00	5/28/2011 8:03:06 AM
wild-orange	$50.00	5/28/2011 11:52:44 AM
marwadi-62	$200.00	5/28/2011 1:41:48 PM
docdekay	$65.00	5/28/2011 10:13:14 PM
natecam	$25.00	5/28/2011 10:58:01 PM
sparkling-contract7	$25.00	5/29/2011 4:22:50 AM
nickel-demon2	$150.00	5/29/2011 10:08:23 AM
51 Investments
Borrower Payment Dependent Notes Series 509019
This series of Notes was issued and sold upon the funding of the borrower loan #49896, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	D	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	11.20%	Listing Start date:	May-30-2011
Term:	36 months			Listing End date:	May-31-2011

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$163.28

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.14%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-1999	Debt/Income ratio:	18%
Credit score:	680-699 (May-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 10	Length of status:	1y 6m
Amount delinquent:	$0	Total credit lines:	25	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$29,258	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	78%
		Homeownership:	Yes
Screen name:	bewitching-market3	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help me avoid a new car payment
Purpose of loan:
This loan will be used to fix my car. I have a radiator leak and need expensive air conditioning repairs, but I would rather keep this car on the road for 10 more years instead of getting a new one. It would take me a few months to save what I need for the repairs, but it is hard to arrive at work looking professional while sweat-stained.

My financial situation:
I am a good candidate for this loan because I have a great job and have been financially responsible. I am a homeowner with relatively little debt (darn school loans!) who is unwilling to ask her parents to borrow money for car repairs. Let me pay you interest and keep my pride.

Monthly net income: $4000
Monthly expenses: $3500
Housing: $1400
Insurance: $175
Car expenses: $0 (usually)
Utilities: $400
Phone, cable, internet: $110
Food, entertainment: $300
Clothing, household expenses: $50
Credit cards and other loans: $1000
Other expenses: $0
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

Christophe	$25.00	5/30/2011 8:00:35 PM
back-scratchers	$25.00	5/30/2011 5:03:47 PM
scrappy-diversification7	$2,000.00	5/30/2011 5:03:42 PM
Whipster	$60.00	5/30/2011 5:24:23 PM
Wangchuk	$25.00	5/30/2011 5:04:24 PM
BankofRon	$25.00	5/30/2011 5:06:28 PM
vutah	$25.00	5/30/2011 5:41:37 PM
janeybooboo	$100.00	5/30/2011 6:06:20 PM
SolarMoonshine	$25.00	5/30/2011 6:31:18 PM
janeybooboo	$100.00	5/30/2011 6:06:08 PM
Free-the-usa-1776	$25.00	5/30/2011 9:31:29 PM
Reddy_Capital	$25.00	5/30/2011 10:56:07 PM
reflective-rupee	$25.00	5/30/2011 7:43:34 PM
golffish2	$25.00	5/31/2011 3:39:51 AM
payment-halo	$25.00	5/30/2011 9:11:40 PM
worldly-income2	$25.00	5/31/2011 8:31:34 AM
Nerdster1	$30.11	5/31/2011 7:30:34 AM
Frosty	$25.00	5/31/2011 8:59:05 AM
branaa99	$25.00	5/31/2011 9:30:05 AM
EBITDA	$25.00	5/31/2011 9:55:12 AM
wise-funds-rocker	$25.00	5/31/2011 11:18:24 AM
num1irish	$100.00	5/31/2011 11:38:55 AM
rockhound84	$25.00	5/31/2011 10:47:44 AM
kind-charming-value	$500.00	5/30/2011 5:59:00 PM
Gobsek	$25.00	5/30/2011 5:45:02 PM
irrelevant	$25.00	5/30/2011 6:07:39 PM
favorite-commerce	$25.00	5/30/2011 7:24:33 PM
Kash2010lu	$25.00	5/30/2011 7:04:11 PM
vishal29	$25.00	5/30/2011 6:44:49 PM
supreme-p2p9	$25.00	5/30/2011 7:02:15 PM
bankbuddy55	$25.00	5/31/2011 3:31:21 AM
WinterUSMC	$50.00	5/30/2011 9:59:52 PM
alexgalt	$25.00	5/31/2011 12:25:39 AM
bsh297	$25.00	5/31/2011 6:07:40 AM
wonder3	$30.00	5/31/2011 6:11:30 AM
tranquil-gain1	$75.00	5/31/2011 8:11:13 AM
Mad_Scientist	$25.00	5/31/2011 8:24:56 AM
oxnard	$50.00	5/31/2011 9:07:18 AM
reward-tsunami7	$25.00	5/31/2011 10:01:56 AM
KarlMarx	$25.00	5/31/2011 9:47:07 AM
best-income-fertilizer	$50.00	5/31/2011 11:39:46 AM
vigilance-searcher	$25.00	5/31/2011 11:12:13 AM
reflective-rupee	$104.89	5/31/2011 11:41:00 AM
43 Investments
Borrower Payment Dependent Notes Series 507060
This series of Notes was issued and sold upon the funding of the borrower loan #49887, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	A	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	3.80%	Listing Start date:	May-16-2011
Term:	36 months			Listing End date:	May-28-2011

Lender yield:	9.40%	Borrower rate/APR:	10.40% / 12.51%	Monthly payment:	$129.82

Lender servicing fee:	1.00%	Effective Yield*:	9.37%
		Estimated return*:	5.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Dec-1983	Debt/Income ratio:	34%
Credit score:	780-799 (May-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 11	Length of status:	1y 7m
Amount delinquent:	$0	Total credit lines:	29	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$36,348	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	59%
		Homeownership:	Yes
Screen name:	javelin087	Borrower's state:	Alaska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Alaskan
Purpose of loan: consolidate debt
This loan will be used to...pay off credit cards

My financial situation: employed at a good job. I lost my job 5/2009 due to medical problems from an auto accident and was unemployed for 6 months and had to use credit cards to live on after using up savings.
I am a good candidate for this loan because...I've always paid my bills, am employed and am responsible and will be getting a settlement from USAA Insurance from the auto accident I was in and will be able to pay off my loan in a lump sum. I have retained an attorney..
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

qsolo	$200.00	5/16/2011 5:09:22 PM
indomitable-coin	$25.00	5/17/2011 7:24:21 AM
havana111	$25.00	5/17/2011 7:53:37 AM
NobisEst	$25.00	5/17/2011 9:42:58 AM
market-aficionado3	$35.00	5/19/2011 11:33:53 PM
damage	$25.00	5/20/2011 10:10:15 AM
elvisloans	$25.00	5/21/2011 7:04:00 AM
efficient-treasure0	$25.00	5/21/2011 1:54:28 PM
Drewkeeper	$25.00	5/23/2011 5:48:22 AM
rescue	$100.00	5/23/2011 12:31:51 PM
NiceNate	$100.00	5/23/2011 3:06:11 PM
bonus-demon	$25.00	5/23/2011 8:46:10 PM
bonafide-cash	$100.00	5/23/2011 10:14:09 PM
timtheman1	$50.00	5/23/2011 9:51:51 PM
natecam	$25.00	5/24/2011 10:34:32 AM
SmartInMoney	$50.00	5/24/2011 10:51:39 AM
enthralling-deal180	$50.00	5/25/2011 7:14:19 AM
engaging-worth	$25.00	5/25/2011 9:49:58 AM
HeadHunter	$75.00	5/25/2011 11:13:38 AM
dajen1	$50.00	5/25/2011 2:09:00 PM
drkosh	$25.00	5/25/2011 4:58:32 PM
flexible-value	$50.00	5/25/2011 7:43:29 PM
abundant-velocity7	$50.00	5/25/2011 8:34:59 PM
DannyPhantom	$75.00	5/25/2011 9:20:36 PM
gigabit	$50.00	5/25/2011 10:14:17 PM
yarddog	$30.00	5/26/2011 6:11:08 AM
Oupa-George	$25.00	5/26/2011 7:29:54 AM
Havana21	$25.00	5/26/2011 5:27:21 PM
bold-payment-guard	$50.00	5/26/2011 5:29:50 PM
bold-spirited-finance	$50.00	5/26/2011 5:29:37 PM
Saleen06	$50.00	5/26/2011 9:28:46 PM
worth-web5	$100.00	5/27/2011 6:38:06 AM
JGONZ13850	$25.00	5/27/2011 4:27:02 AM
honorable-yield	$25.00	5/27/2011 8:23:35 AM
unflappable-pound3	$100.00	5/27/2011 9:33:00 AM
ghinga	$25.00	5/27/2011 11:50:01 AM
reflective-rupee	$25.00	5/27/2011 10:07:53 AM
repayment-producer8	$50.00	5/27/2011 5:21:42 PM
oldman68	$25.00	5/27/2011 8:07:51 PM
finance-symphony7	$50.00	5/27/2011 8:39:48 PM
Bank42	$50.00	5/28/2011 6:12:56 AM
worth-sundae	$50.00	5/28/2011 12:08:20 PM
marwadi-62	$200.00	5/28/2011 1:41:16 PM
transamerican	$7.57	5/28/2011 2:05:11 PM
Tradesmanlender	$35.00	5/16/2011 5:10:10 PM
kulender	$50.00	5/20/2011 5:52:59 PM
AFairDeal	$50.00	5/23/2011 8:44:25 PM
commitment-orca7	$100.00	5/24/2011 5:46:48 AM
loyalty-sherpa	$25.00	5/24/2011 6:27:49 AM
Buffer10	$25.00	5/24/2011 11:31:18 AM
gain-expert	$60.00	5/25/2011 5:59:11 AM
nimble-dedication1	$50.00	5/25/2011 10:25:05 AM
radforj22	$25.00	5/25/2011 3:35:24 PM
Sierrahh	$50.00	5/25/2011 4:32:42 PM
soular21804	$25.00	5/26/2011 11:05:25 AM
Gabriel02	$25.00	5/26/2011 1:18:33 PM
macmaner	$50.00	5/26/2011 5:29:35 PM
ore-magnifico	$50.00	5/26/2011 5:29:48 PM
thoughtful-community7	$25.00	5/26/2011 5:31:18 PM
6moonbeams	$100.00	5/26/2011 5:37:32 PM
help4u	$50.00	5/26/2011 7:24:05 PM
Anny-Disco	$25.00	5/27/2011 2:12:32 AM
SpecialMan-211	$50.00	5/26/2011 8:34:16 PM
wise-silver-wonder	$25.00	5/27/2011 7:49:42 AM
appetizing-silver7	$50.00	5/27/2011 11:34:33 AM
bunnybear	$25.00	5/27/2011 12:35:36 PM
Mowine4me	$35.00	5/27/2011 12:34:08 PM
TBCapitol	$47.95	5/27/2011 12:43:44 PM
brightest-dynamic-peace	$25.00	5/27/2011 4:58:52 PM
worthy-bid8	$50.00	5/27/2011 1:08:16 PM
BxRealtor	$25.00	5/27/2011 1:18:00 PM
credit-investor5	$50.00	5/27/2011 5:15:21 PM
finance-magma7	$25.00	5/27/2011 10:08:18 PM
investinFla	$25.00	5/27/2011 9:02:34 PM
myduck	$40.00	5/27/2011 7:52:43 PM
wwwUniversal	$25.00	5/28/2011 4:02:29 AM
careful-penny	$25.00	5/28/2011 6:19:27 AM
Spiv_51	$25.00	5/28/2011 3:44:35 AM
spiritual-compassion9	$25.00	5/28/2011 9:15:02 AM
fishintime	$50.00	5/28/2011 5:48:53 AM
wild-orange	$100.00	5/28/2011 12:04:16 PM
authentic-liberty7	$25.00	5/28/2011 10:13:37 AM
randsenterprise	$25.00	5/28/2011 11:23:34 AM
mdesq69	$50.00	5/28/2011 12:42:10 PM
Weaverville	$50.00	5/28/2011 12:42:03 PM
cr55595	$34.48	5/28/2011 1:57:48 PM
86 Investments
Borrower Payment Dependent Notes Series 507704
This series of Notes was issued and sold upon the funding of the borrower loan #49878, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	11.20%	Listing Start date:	May-19-2011
Term:	12 months			Listing End date:	May-21-2011

Lender yield:	23.99%	Borrower rate/APR:	24.99% / 34.11%	Monthly payment:	$190.08

Lender servicing fee:	1.00%	Effective Yield*:	23.40%
		Estimated return*:	12.20%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	May-1998	Debt/Income ratio:	24%
Credit score:	640-659 (May-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 13	Length of status:	2y 7m
Amount delinquent:	$0	Total credit lines:	43	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$34,619	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	orange-consummate-silver	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My family needs a fence!
Purpose of loan: To purchase a fence for my backyard to ensure my children's safety, as the road our house backs up to has grown to a very high traffic area.

This loan will be used to purchase and install the fence.

My financial situation:
I am a good candidate for this loan because my wife and I have great careers and always repay our debts in a timely manner.

Monthly net income: $6225.00
Monthly expenses: $ 1400.00
Housing: $1725.00
Insurance: $89.00
Car expenses: $720.00
Utilities: $225.00
Phone, cable, internet: $125.00
Food, entertainment: $200.00
Clothing, household expenses: $200.00
Credit cards and other loans: $700.00
Other expenses: $
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

missing-link	$25.00	5/19/2011 5:03:11 PM
ultimate-peace	$150.00	5/19/2011 5:15:07 PM
CA-Lender	$25.05	5/20/2011 9:05:47 AM
Danylostefan	$50.00	5/20/2011 10:35:27 AM
openness-antioxidant	$100.00	5/20/2011 11:25:05 AM
taltman	$25.00	5/20/2011 12:16:01 PM
loss-of-control	$50.00	5/20/2011 5:29:10 PM
FASTIZIO_P	$25.00	5/21/2011 4:00:30 AM
missoula	$25.00	5/21/2011 6:16:05 AM
leverage-monger	$66.66	5/21/2011 9:21:58 AM
janeybooboo	$31.29	5/21/2011 11:17:34 AM
amlu1988	$25.00	5/19/2011 5:03:58 PM
reflective-rupee	$25.00	5/19/2011 5:19:58 PM
determined-revenue1	$25.00	5/19/2011 5:01:34 PM
ryguy150	$25.00	5/19/2011 5:04:49 PM
vutah	$25.00	5/19/2011 5:27:11 PM
first-class-gold0	$75.00	5/19/2011 5:24:46 PM
lendstats_com	$200.00	5/19/2011 6:48:37 PM
1traveler	$25.00	5/19/2011 6:21:54 PM
favorite-commerce	$50.00	5/19/2011 6:58:13 PM
Paddington922	$50.00	5/19/2011 9:15:12 PM
first-class-gold0	$100.00	5/19/2011 9:30:12 PM
economy-coup	$100.00	5/20/2011 12:09:05 AM
InChicago	$50.00	5/20/2011 7:12:35 AM
investment-artist	$25.00	5/20/2011 7:28:03 AM
tranquil-gain1	$100.00	5/20/2011 9:53:02 AM
reflective-rupee	$175.00	5/20/2011 9:47:32 AM
the-enthralling-coin	$25.00	5/20/2011 11:28:49 AM
BAJMP	$25.00	5/20/2011 4:55:31 PM
upbeat-finance8	$25.00	5/20/2011 4:02:50 PM
competent-p2p	$25.00	5/20/2011 7:27:18 PM
SeminoleHoldings	$25.00	5/21/2011 3:41:23 AM
loanman2007	$150.00	5/21/2011 6:51:58 AM
Rogesparkguy	$25.00	5/21/2011 7:50:22 AM
mob205	$25.00	5/21/2011 10:05:27 AM
DasMula	$27.00	5/21/2011 11:12:31 AM
36 Investments
Borrower Payment Dependent Notes Series 507892
This series of Notes was issued and sold upon the funding of the borrower loan #50018, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	B	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	5.95%	Listing Start date:	May-22-2011
Term:	36 months			Listing End date:	May-27-2011

Lender yield:	14.99%	Borrower rate/APR:	15.99% / 18.17%	Monthly payment:	$105.46

Lender servicing fee:	1.00%	Effective Yield*:	14.73%
		Estimated return*:	8.78%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	May-1999	Debt/Income ratio:	14%
Credit score:	740-759 (May-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 11	Length of status:	5y 0m
Amount delinquent:	$0	Total credit lines:	37	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$17,537	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	77%
		Homeownership:	Yes
Screen name:	spiritual-cash9	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Timeshare Resale
Purpose of loan:
This loan will be used to purchase a timeshare property for my family. We just went on vacation to Orlando, Florida, and our two sons had a ball. This is an experience we would like to continue in the future, where our kids have memories that will last a lifetime versus material things that fade away.

My financial situation:
I am a good candidate for this loan because I have always paid all debts on time and in full. We consistently fulfill all of our commitments and financial responsibilities. We have a fair amount of savings, but do not want to deplete our savings for this purchase.

Monthly net income: $7,930
Monthly expenses: details below
Housing: $2,945
Insurance: $270
Car expenses: $900
Utilities: $252
Phone, cable, internet: $300
Food, entertainment: $600
Clothing, household expenses: $1,281
Credit cards and other loans: $500
Other expenses: $
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

qsolo	$200.00	5/22/2011 12:05:46 PM
dynrep	$25.00	5/22/2011 12:07:28 PM
Interloper	$27.00	5/22/2011 12:07:32 PM
powerful-finance7	$25.00	5/22/2011 12:05:51 PM
Wangchuk	$27.99	5/22/2011 2:30:35 PM
reflective-rupee	$25.00	5/22/2011 12:35:14 PM
calimanusa	$25.00	5/22/2011 4:53:28 PM
favorite-commerce	$25.00	5/22/2011 8:06:00 PM
JustMee	$25.00	5/23/2011 11:25:54 AM
openness-antioxidant	$100.00	5/23/2011 12:52:40 PM
SolarMoonshine	$25.00	5/23/2011 3:52:33 PM
tranquil-gain1	$100.00	5/23/2011 2:14:14 PM
commitment-orca7	$100.00	5/24/2011 5:48:13 AM
Tradesmanlender	$35.00	5/24/2011 2:32:01 PM
RandyL3	$25.00	5/24/2011 8:08:38 PM
JaceSpade	$25.00	5/25/2011 3:16:45 AM
Xarach	$25.00	5/24/2011 10:06:41 PM
AK49-JW	$50.00	5/25/2011 12:22:10 AM
Sol_Invictus	$25.00	5/25/2011 8:58:12 AM
kulender	$100.00	5/25/2011 5:48:13 AM
elvisloans	$25.00	5/25/2011 3:32:09 PM
keyfig	$25.00	5/25/2011 6:56:55 PM
cybercop45	$25.00	5/25/2011 5:20:15 PM
DannyPhantom	$75.00	5/25/2011 9:12:21 PM
lefty756	$25.00	5/26/2011 1:52:12 PM
serene-capital	$25.00	5/26/2011 2:47:50 PM
best-witty-bazaar	$50.00	5/26/2011 1:05:39 PM
Labinga	$153.26	5/26/2011 8:16:15 PM
jstnow	$25.00	5/26/2011 7:32:47 PM
mobius_titan	$25.00	5/27/2011 2:31:02 AM
marwadi-62	$100.00	5/27/2011 9:38:02 AM
newest-funds-powerplant	$50.00	5/27/2011 11:07:49 AM
Dollars4Rent	$25.00	5/27/2011 11:15:48 AM
kofiro	$41.59	5/27/2011 11:20:03 AM
euro-deployment	$25.00	5/27/2011 12:41:24 PM
ryreesado	$25.00	5/22/2011 12:06:56 PM
organized-payment6	$50.00	5/22/2011 12:06:52 PM
Bank_Of_XL	$100.00	5/22/2011 4:14:49 PM
efficient-treasure0	$25.00	5/22/2011 5:18:28 PM
Peterman	$25.00	5/22/2011 6:39:02 PM
principal-star	$25.00	5/22/2011 7:50:31 PM
golffish2	$25.00	5/23/2011 4:02:20 AM
janeybooboo	$100.00	5/22/2011 9:33:27 PM
wild-orange	$50.00	5/23/2011 3:19:39 AM
tomdooley12520	$25.00	5/23/2011 4:49:10 PM
loyalty-sherpa	$25.00	5/24/2011 6:29:34 AM
bonafide-cash	$100.00	5/24/2011 6:11:51 PM
penny-finder	$26.90	5/25/2011 8:00:23 AM
dajen1	$50.00	5/25/2011 2:11:42 PM
thankful-nickel2	$25.00	5/25/2011 3:46:26 PM
vutah	$25.00	5/25/2011 9:05:20 PM
fishcreek	$25.00	5/25/2011 11:09:04 PM
CK1	$25.00	5/26/2011 4:02:59 PM
Whitey	$25.00	5/26/2011 7:08:03 PM
optionscashflow	$25.00	5/26/2011 10:44:04 PM
honorable-yield	$25.00	5/27/2011 8:24:41 AM
pietro_torna_indietro	$25.00	5/27/2011 9:45:37 AM
diverse-benjamins	$25.00	5/27/2011 9:43:39 AM
chinolatino	$25.00	5/27/2011 11:43:34 AM
wild-orange	$314.97	5/27/2011 12:58:20 PM
market-network	$25.00	5/27/2011 11:18:41 AM
kmwvma	$48.29	5/27/2011 12:46:55 PM
62 Investments
Borrower Payment Dependent Notes Series 507950
This series of Notes was issued and sold upon the funding of the borrower loan #49893, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	20.30%	Listing Start date:	May-20-2011
Term:	36 months			Listing End date:	May-31-2011

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$87.10

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	8.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Dec-1998	Debt/Income ratio:	26%
Credit score:	640-659 (May-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	15 / 14	Length of status:	0y 6m
Amount delinquent:	$10,774	Total credit lines:	32	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$24,030	Stated income:	$100,000+
Delinquencies in last 7y:	6	Bankcard utilization:	89%
		Homeownership:	Yes
Screen name:	payout-prospector	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Loan Request
Purpose of loan:
This loan will be used to consolidate high interest loans

My financial situation:
I am a good candidate for this loan because my financial position has significantly improved recently. I have a healthy monthly surplus and I would like to place myself in a better financial position by consolidating high interest loans.

Monthly net income: $7032
Monthly expenses: $6236
Housing: $1546
Insurance: $155
Car expenses: $208
Utilities: $200
Phone, cable, internet: $162
Food, entertainment: $800
Clothing, household expenses: $
Credit cards and other loans: $1937
Other expenses: $
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

irrelevant	$25.00	5/20/2011 5:31:23 PM
gain-gourd	$100.00	5/20/2011 5:42:31 PM
reflective-rupee	$25.00	5/20/2011 7:11:16 PM
WindyKid	$50.00	5/21/2011 7:23:23 AM
smilinsam	$50.00	5/21/2011 9:13:47 AM
_wally_	$25.00	5/21/2011 11:08:41 AM
worldly-money4	$100.00	5/21/2011 11:09:30 AM
ultimate-peace	$25.00	5/21/2011 11:41:10 AM
SolarMoonshine	$25.00	5/21/2011 1:11:00 PM
LittleHelp	$25.00	5/25/2011 8:56:08 PM
gold-cluster	$100.00	5/28/2011 7:34:32 AM
unger	$65.00	5/28/2011 8:03:59 AM
bsmtloan	$143.90	5/30/2011 11:18:35 AM
DenimCapital	$25.00	5/30/2011 1:46:04 PM
abovefifty	$100.53	5/30/2011 3:51:20 PM
Scubadiver	$50.00	5/31/2011 4:28:53 AM
sportcraft18	$18.63	5/31/2011 5:44:11 AM
simeonthewhale	$25.00	5/31/2011 4:51:21 AM
Trevor_C	$25.00	5/20/2011 5:33:00 PM
miamibeachloaner	$25.00	5/20/2011 5:42:35 PM
eronyc	$30.08	5/21/2011 3:42:32 AM
DDHMoney	$25.00	5/21/2011 9:13:33 AM
DadWarbucks	$25.00	5/21/2011 9:53:50 AM
cash-turbine1	$50.00	5/21/2011 11:02:10 AM
parsec9	$34.70	5/21/2011 11:08:37 AM
zippy-interest	$45.15	5/21/2011 10:58:52 AM
rockstar78	$25.00	5/21/2011 11:08:39 AM
yf99yz	$25.00	5/21/2011 12:02:08 PM
reflective-rupee	$75.00	5/21/2011 1:25:33 PM
helpishere777	$25.00	5/21/2011 2:04:26 PM
inventive-exchange	$25.00	5/22/2011 6:38:31 AM
golffish2	$25.00	5/23/2011 3:58:25 AM
payout-bridge	$50.00	5/28/2011 11:38:04 AM
bizzzond	$50.00	5/28/2011 7:42:44 PM
quest0	$29.56	5/29/2011 6:51:01 AM
icon688	$25.00	5/29/2011 5:21:10 AM
dirkgently	$25.00	5/29/2011 12:24:36 PM
peace-missile	$34.08	5/29/2011 1:12:49 PM
nextar	$60.00	5/29/2011 2:31:50 PM
alexgalt	$25.00	5/29/2011 11:16:34 PM
GCInvestments	$25.00	5/29/2011 11:22:11 PM
simeonthewhale	$50.00	5/30/2011 10:29:38 AM
wlm3012	$50.00	5/30/2011 2:39:25 PM
chevy92	$50.00	5/30/2011 3:17:50 PM
mob205	$25.00	5/30/2011 5:24:47 PM
dhkny5	$38.37	5/30/2011 5:34:48 PM
worldpower2	$25.00	5/31/2011 5:42:16 AM
47 Investments
Borrower Payment Dependent Notes Series 508054
This series of Notes was issued and sold upon the funding of the borrower loan #50027, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	20.30%	Listing Start date:	May-23-2011
Term:	36 months			Listing End date:	May-28-2011

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	8.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Oct-1999	Debt/Income ratio:	36%
Credit score:	660-679 (May-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	6y 2m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,293	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	105%
		Homeownership:	No
Screen name:	return-library1	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
mrs.
Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...I am trying to rebuilt my credit. I have made mistakes in the past and am working very hard to rebuilt my credit. I would very much appreciate the chance to do this. I am in need to repair the air conditioner in my vehicle and pay off some bills. Thank you for you consideration

Monthly net income: $3900.00
Monthly expenses: $
Housing: $0.00
Insurance: $299.00
Car expenses: $150.00
Utilities: $200.00
Phone, cable, internet: $125.00
Food, entertainment: $75.00
Clothing, household expenses: $50.00
Credit cards and other loans: $500.00
Other expenses: $
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

Christophe	$25.00	5/27/2011 10:19:55 PM
Track-Layer	$100.00	5/23/2011 10:20:19 PM
reflective-affluence	$25.00	5/24/2011 10:23:51 PM
reflective-rupee	$200.00	5/24/2011 11:08:35 PM
favorite-commerce	$25.00	5/25/2011 11:31:42 AM
Tahoeman	$25.00	5/25/2011 2:15:06 PM
himistu22	$25.00	5/26/2011 4:29:40 AM
shrewd-income	$50.00	5/27/2011 11:05:40 AM
gothampark	$25.00	5/28/2011 8:17:17 AM
payout-bridge	$75.00	5/28/2011 11:33:09 AM
asset-rotation7	$25.00	5/28/2011 1:43:00 PM
mwb	$25.00	5/28/2011 2:16:06 PM
CoffeeKing	$76.12	5/28/2011 2:22:03 PM
worth-blanket2	$2,800.00	5/24/2011 5:41:02 PM
shrewd-income	$25.00	5/24/2011 6:39:30 PM
SolarMoonshine	$25.00	5/25/2011 4:06:07 AM
2grindstones	$25.00	5/25/2011 9:17:13 AM
DasMula	$27.00	5/25/2011 10:31:17 AM
diversification-medalist	$25.00	5/25/2011 12:05:37 PM
capital-kingdom	$25.00	5/25/2011 4:10:32 PM
grampy48	$25.00	5/27/2011 4:26:55 AM
ethicalhumanist	$25.00	5/27/2011 10:29:03 AM
pthighs	$100.00	5/27/2011 1:11:43 PM
168RichCapital	$25.00	5/27/2011 2:36:22 PM
heerzaquestion	$25.00	5/28/2011 7:12:51 AM
loanman2007	$25.00	5/28/2011 4:45:55 AM
Rogelio48	$30.00	5/28/2011 11:32:50 AM
transamerican	$68.76	5/28/2011 1:58:42 PM
jenerationx	$25.00	5/28/2011 1:35:08 PM
29 Investments
Borrower Payment Dependent Notes Series 508148
This series of Notes was issued and sold upon the funding of the borrower loan #50033, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	E	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	14.70%	Listing Start date:	May-24-2011
Term:	36 months			Listing End date:	May-30-2011

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$108.87

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	May-1990	Debt/Income ratio:	21%
Credit score:	640-659 (May-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	16 / 11	Length of status:	15y 7m
Amount delinquent:	$0	Total credit lines:	22	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$15,505	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	69%
		Homeownership:	No
Screen name:	prince69	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Loan for baby expenses
Purpose of loan:
This loan will be used to... to pay of some credit card debt and help me financially with my newborn son.

My financial situation:
I am a good candidate for this loan because I am reliable and will pay it back every month. i have working for the same company for 16 years.

Monthly net income: $
Monthly expenses: $
Housing: $
Insurance: $
Car expenses: $
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

favorite-commerce	$50.00	5/24/2011 5:44:24 PM
blitzen40	$25.00	5/25/2011 6:25:40 AM
thankful-nickel2	$25.00	5/25/2011 3:50:36 PM
missing-link	$25.00	5/25/2011 4:57:08 PM
Track-Layer	$75.00	5/25/2011 7:56:17 PM
gain-expert	$25.00	5/26/2011 11:14:23 AM
tranquil-gain1	$100.00	5/27/2011 7:41:39 AM
mrxtravis	$25.00	5/27/2011 7:42:45 AM
BankofRon	$25.00	5/27/2011 2:09:48 PM
feb217	$30.00	5/27/2011 10:20:40 PM
nodebt2012	$25.00	5/28/2011 6:38:37 AM
Bob450	$25.00	5/28/2011 8:15:19 AM
LuvToLend	$25.00	5/28/2011 5:23:12 PM
foothillender	$25.00	5/29/2011 6:37:57 AM
moola-pillow	$25.00	5/28/2011 7:31:36 PM
agalt	$50.00	5/29/2011 11:33:55 AM
basis-image	$25.00	5/29/2011 1:14:46 PM
irrelevant	$25.00	5/29/2011 9:03:49 PM
vest_vortex	$30.00	5/30/2011 10:23:26 AM
Kash2010lu	$25.00	5/30/2011 12:04:04 PM
droopie1	$25.00	5/30/2011 11:20:24 AM
wlm3012	$50.00	5/30/2011 1:34:42 PM
abovefifty	$100.36	5/30/2011 3:55:16 PM
vishal29	$25.00	5/30/2011 6:32:45 PM
beans53	$25.00	5/30/2011 6:25:52 PM
Whipster	$30.00	5/27/2011 11:08:52 AM
wealth-pipeline	$25.00	5/24/2011 5:26:19 PM
vine99	$50.00	5/24/2011 5:23:42 PM
suave-dime6	$25.00	5/24/2011 5:51:42 PM
economy-coup	$100.00	5/24/2011 5:34:48 PM
2grindstones	$50.00	5/25/2011 7:20:03 PM
openness-antioxidant	$100.00	5/26/2011 10:27:14 AM
reflective-rupee	$250.00	5/27/2011 10:03:31 AM
p2ploan-sensation211	$25.00	5/27/2011 6:29:16 PM
yf99yz	$30.00	5/27/2011 9:13:59 PM
capital-kingdom	$25.00	5/28/2011 9:14:35 AM
I-Believe-In-You	$25.00	5/28/2011 8:31:50 AM
CASSHMAN	$50.00	5/28/2011 4:40:29 PM
well-mannered-income3	$25.00	5/28/2011 7:32:51 PM
kinetic-social	$25.00	5/29/2011 10:21:58 AM
dough-destiny	$41.73	5/29/2011 10:42:58 AM
loss-of-control	$75.00	5/29/2011 11:27:04 AM
calimanusa	$25.00	5/29/2011 1:19:29 PM
Valley-of-the-Dollar	$25.00	5/29/2011 1:12:49 PM
moo916	$50.00	5/29/2011 2:36:57 PM
DasMula	$27.00	5/29/2011 3:14:05 PM
japerk	$25.00	5/29/2011 3:33:29 PM
evergreen16	$50.00	5/29/2011 8:59:56 PM
Reddy_Capital	$25.00	5/29/2011 8:55:45 PM
debt-legend	$25.00	5/30/2011 11:48:49 AM
janeybooboo	$100.00	5/30/2011 1:36:29 PM
larryboy10	$25.00	5/30/2011 3:16:21 PM
impressive-fund0	$51.03	5/30/2011 5:18:02 PM
mspiggybank	$300.00	5/30/2011 6:43:00 PM
54 Investments
Borrower Payment Dependent Notes Series 508208
This series of Notes was issued and sold upon the funding of the borrower loan #49884, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,100.00	Prosper Rating:	B	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	5.95%	Listing Start date:	May-23-2011
Term:	36 months			Listing End date:	May-28-2011

Lender yield:	14.99%	Borrower rate/APR:	15.99% / 18.17%	Monthly payment:	$108.97

Lender servicing fee:	1.00%	Effective Yield*:	14.73%
		Estimated return*:	8.78%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Sep-1990	Debt/Income ratio:	14%
Credit score:	700-719 (May-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 2	Length of status:	19y 11m
Amount delinquent:	$0	Total credit lines:	14	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$41,854	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	69%
		Homeownership:	No
Screen name:	community-gondola	Borrower's state:	RhodeIsland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
consolidate payments
No description was provided by the borrower.
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

powerful-finance7	$25.00	5/23/2011 9:10:38 AM
golffish2	$50.00	5/23/2011 9:14:11 AM
ryreesado	$25.00	5/23/2011 9:11:01 AM
Peterman	$25.00	5/23/2011 9:11:57 AM
JustMee	$25.00	5/23/2011 11:30:11 AM
openness-antioxidant	$100.00	5/23/2011 1:10:58 PM
janeybooboo	$100.00	5/23/2011 2:46:18 PM
SolarMoonshine	$50.00	5/23/2011 5:44:27 PM
MrBailey	$25.00	5/23/2011 10:12:11 PM
scho0590	$25.00	5/24/2011 7:17:12 PM
Tradesmanlender	$35.00	5/24/2011 8:31:04 PM
fishcreek	$25.00	5/25/2011 12:58:19 AM
Sol_Invictus	$25.00	5/25/2011 8:58:42 AM
4gotn1	$100.00	5/25/2011 7:40:26 AM
dajen1	$50.00	5/25/2011 2:12:04 PM
thankful-nickel2	$25.00	5/25/2011 3:47:03 PM
p2ploan-sensation211	$25.00	5/25/2011 7:08:34 PM
intelligent-yield	$50.00	5/25/2011 9:52:57 PM
DannyPhantom	$75.00	5/25/2011 9:11:48 PM
ethicalhumanist	$25.00	5/26/2011 11:37:58 AM
serene-capital	$25.00	5/26/2011 2:48:42 PM
grampy48	$40.00	5/26/2011 5:31:40 PM
velocity-winner	$25.00	5/26/2011 6:15:40 PM
unequivocal-power3	$25.00	5/26/2011 7:18:01 PM
Whitey	$25.00	5/26/2011 7:07:02 PM
GrowthAspirations	$40.00	5/27/2011 9:25:52 AM
nevetsnosliw1	$25.00	5/27/2011 11:06:13 AM
DrNano	$50.00	5/27/2011 1:10:20 PM
market-network	$25.00	5/27/2011 11:21:24 AM
BxRealtor	$25.00	5/27/2011 1:19:00 PM
FinanceEngine	$30.00	5/27/2011 2:20:13 PM
FoosMaster	$25.00	5/27/2011 6:49:56 PM
elevated-finance	$25.00	5/27/2011 5:21:13 PM
finance-symphony7	$100.00	5/27/2011 8:44:07 PM
epicanthal	$25.00	5/27/2011 10:43:59 PM
psycardis	$52.00	5/28/2011 3:27:12 AM
organized-payment6	$50.00	5/23/2011 9:10:56 AM
glimmering-point	$25.00	5/23/2011 9:37:25 AM
reflective-rupee	$25.00	5/23/2011 9:25:56 AM
qsolo	$200.00	5/23/2011 9:10:33 AM
SimpleChoice	$25.00	5/23/2011 9:59:47 AM
Panna	$25.00	5/23/2011 9:56:38 AM
tranquil-gain1	$100.00	5/23/2011 2:17:56 PM
diversification-medalist	$25.00	5/23/2011 3:02:34 PM
ethical-income2	$25.00	5/23/2011 6:01:32 PM
efficient-treasure0	$25.00	5/23/2011 8:16:39 PM
Bank_Of_XL	$25.00	5/23/2011 7:23:43 PM
commitment-orca7	$100.00	5/24/2011 5:48:30 AM
loyalty-sherpa	$25.00	5/24/2011 6:29:45 AM
QsDad	$25.00	5/24/2011 11:48:01 AM
RandyL3	$25.00	5/24/2011 8:08:44 PM
kulender	$100.00	5/25/2011 5:48:29 AM
rdav	$25.00	5/25/2011 9:05:17 AM
ToloUSN	$50.00	5/25/2011 12:04:11 PM
fishcreek	$25.00	5/25/2011 1:18:30 PM
Earn_money	$25.00	5/25/2011 5:05:37 PM
cybercop45	$25.00	5/25/2011 5:15:17 PM
TomDalonajay	$25.00	5/25/2011 6:27:38 PM
bonafide-cash	$100.00	5/25/2011 6:37:53 PM
vutah	$25.00	5/25/2011 9:04:34 PM
chinolatino	$50.00	5/26/2011 7:05:55 AM
Theboof	$50.00	5/27/2011 7:15:07 AM
honorable-yield	$25.00	5/27/2011 8:25:00 AM
pietro_torna_indietro	$25.00	5/27/2011 9:47:37 AM
marwadi-62	$100.00	5/27/2011 9:38:21 AM
tranquil-revenue	$67.54	5/27/2011 12:59:56 PM
SLIPCASTER	$40.95	5/27/2011 1:01:48 PM
KFB_Investments	$75.00	5/27/2011 1:10:18 PM
payout-alien6	$33.89	5/27/2011 3:00:20 PM
focused-return366	$29.70	5/27/2011 4:50:16 PM
Long-term2040	$25.00	5/27/2011 8:55:29 PM
PropertyInvest	$5.92	5/28/2011 4:19:49 AM
72 Investments
Borrower Payment Dependent Notes Series 508386
This series of Notes was issued and sold upon the funding of the borrower loan #50009, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,750.00	Prosper Rating:	E	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	13.00%	Listing Start date:	May-25-2011
Term:	36 months			Listing End date:	May-25-2011

Lender yield:	29.99%	Borrower rate/APR:	30.99% / 34.62%	Monthly payment:	$118.24

Lender servicing fee:	1.00%	Effective Yield*:	28.61%
		Estimated return*:	15.61%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Sep-2006	Debt/Income ratio:	79%
Credit score:	640-659 (May-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	6 / 6	Length of status:	0y 2m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,666	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	97%
		Homeownership:	No
Screen name:	hartrunner2003	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	46 ( 100% )	640-659 (Latest)
Principal borrowed:	$5,300.00	< 31 days late:	0 ( 0% )	600-619 (Apr-2010) 520-539 (Mar-2008)
Principal balance:	$2,088.54	31+ days late:	0 ( 0% )
Total payments billed:	46
Description
Wedding and Honeymoon
This loan will be used to help finance the remaining costs of my wedding that will take place in early July. The rest will allow me to take my future wife on the honeymoon that she deserves. I graduated from PLNU a couple of months ago and she just did this month. We will continue our studies in the fall at Fresno Pacific.

I am a good candidate for this loan because I have proved over the last three years that I am a responsible borrower. I have had two prosper loan (one which I have already finished paying off) and I have never been late on the payments. I recently got a full time job at Walgreens which I will continue to have during my coursework. Fresno has a lower cost of living than San Diego so it will be easier to make my payments.

Monthly net income: $950
Monthly expenses: $
Housing: $200
Insurance: $75
Utilities: $50
Phone, cable, internet: $75
Food, entertainment: $50
Clothing, household expenses: $50 or less
Credit cards and other loans: $150
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

ultimate-peace	$150.00	5/25/2011 9:07:04 AM
SLN-10	$50.00	5/25/2011 9:08:32 AM
golffish2	$25.00	5/25/2011 9:23:41 AM
DoctorJoe	$25.00	5/25/2011 10:32:19 AM
brightest-dignified-penny	$25.00	5/25/2011 10:31:36 AM
unequivocal-fund7	$25.00	5/25/2011 12:52:39 PM
CA-Lender	$25.05	5/25/2011 12:54:22 PM
convergentthinker	$25.00	5/25/2011 1:02:08 PM
reflective-rupee	$200.00	5/25/2011 11:59:29 AM
competent-p2p	$30.00	5/25/2011 1:13:21 PM
myutmost	$40.00	5/25/2011 12:40:34 PM
Gregger	$25.00	5/25/2011 12:54:19 PM
a-restless-dollar	$50.00	5/25/2011 2:34:17 PM
NekHoldings	$25.00	5/25/2011 1:26:38 PM
thomas16882004	$25.00	5/25/2011 1:58:50 PM
pthighs	$100.00	5/25/2011 2:55:08 PM
Silverling6	$25.00	5/25/2011 2:57:13 PM
cashhelp	$30.00	5/25/2011 2:32:46 PM
Pakse	$25.00	5/25/2011 2:56:10 PM
MoneyForNothing	$25.00	5/25/2011 9:12:13 AM
janeybooboo	$100.00	5/25/2011 9:12:47 AM
lendstats_com	$200.00	5/25/2011 9:08:42 AM
suave-dime6	$25.00	5/25/2011 9:11:10 AM
marinbb	$100.00	5/25/2011 10:23:55 AM
Kash2010lu	$25.00	5/25/2011 9:33:08 AM
SolarMoonshine	$25.00	5/25/2011 10:28:27 AM
StrongMonty	$87.90	5/25/2011 1:00:05 PM
vigilance-searcher	$25.00	5/25/2011 1:03:47 PM
kind-charming-value	$1,062.51	5/25/2011 3:05:56 PM
orbital-investment5	$34.54	5/25/2011 2:46:57 PM
greencat	$50.00	5/25/2011 2:54:56 PM
Banker_Joe	$40.00	5/25/2011 3:00:04 PM
red-favorable-basis	$25.00	5/25/2011 2:25:29 PM
33 Investments
Borrower Payment Dependent Notes Series 508552
This series of Notes was issued and sold upon the funding of the borrower loan #50030, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	D	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	11.20%	Listing Start date:	May-27-2011
Term:	36 months			Listing End date:	May-27-2011

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$102.05

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.14%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Sep-2000	Debt/Income ratio:	3%
Credit score:	680-699 (May-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	1 / 1	Length of status:	4y 0m
Amount delinquent:	$0	Total credit lines:	2	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,596	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	79%
		Homeownership:	No
Screen name:	income-orb3	Borrower's state:	DistrictOfColumbia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Looking to buy a vehicle
Purpose of loan:
This loan will be used to purchase a used vehicle. I'm thinking an older-model Jeep, in case you're curious.

My financial situation:
-I am a good candidate for this loan because I make a decent salary and also supplement my income with frequent freelance writing.

-My credit history is pretty spot-free except for a few blemishes that resulted from unpaid parking tickets a few months ago. Those fees have been resolved, though they've left a mark on my otherwise good credit history. I have a perfect record of paying my credit card and other bills on time.

Monthly net income: $3600-$3800 (depending on freelance workload)
Monthly expenses: ~$2000
Housing: $1294
Insurance: $100
Car expenses: $50 (predicted)
Utilities: $0 (included in my rent)
Phone, cable, internet: 100
Food, entertainment: $300
Clothing, household expenses: $100
Credit cards and other loans: $40
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

Whipster	$60.00	5/27/2011 5:02:32 PM
scrappy-diversification7	$2,000.00	5/27/2011 5:04:03 PM
Wangchuk	$25.00	5/27/2011 5:06:22 PM
Kash2010lu	$25.00	5/27/2011 5:06:03 PM
a-finance-nirvana	$25.00	5/27/2011 5:04:07 PM
MrBailey	$25.00	5/27/2011 5:04:14 PM
BankofRon	$25.00	5/27/2011 5:04:26 PM
daekpon	$40.00	5/27/2011 5:04:32 PM
kind-durability-battalion	$50.00	5/27/2011 5:04:37 PM
Wangchuk	$25.00	5/27/2011 5:05:30 PM
irrelevant	$25.00	5/27/2011 5:04:30 PM
vine99	$50.00	5/27/2011 5:02:54 PM
EngineersAlliance	$100.00	5/27/2011 5:04:05 PM
Doug1043	$25.00	5/27/2011 5:04:34 PM
14 Investments
Borrower Payment Dependent Notes Series 508722
This series of Notes was issued and sold upon the funding of the borrower loan #49822, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	E	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	13.00%	Listing Start date:	May-27-2011
Term:	36 months			Listing End date:	May-29-2011

Lender yield:	29.99%	Borrower rate/APR:	30.99% / 34.62%	Monthly payment:	$107.49

Lender servicing fee:	1.00%	Effective Yield*:	28.61%
		Estimated return*:	15.61%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Oct-2007	Debt/Income ratio:	31%
Credit score:	640-659 (May-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	2y 10m
Amount delinquent:	$0	Total credit lines:	6	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	truth-harbor	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	5 ( 56% )	640-659 (Latest)
Principal borrowed:	$1,500.00	< 31 days late:	4 ( 44% )	640-659 (Jul-2010)
Principal balance:	$1,244.50	31+ days late:	0 ( 0% )
Total payments billed:	9
Description
Need A little Help
Purpose of loan:
This loan will be used to...This loan is going to be used to payoff a variety of things I have a doctors bill that i need to pay, i need tires and shocks for my SUV, and also I will be moving soon and would like some money for the down payment so i'm not short on cash

My financial situation:
I am a good candidate for this loan because...i will make payments when they are due, and i have figured out i can easily afford the payments without having to worry about money

Monthly net income: $1190
Monthly expenses: $582.50
Housing: $247.50
Insurance: $0
Car expenses: $40/week
Utilities: We don't pay any landlord pays
Phone, cable, internet: $15/month
Food, entertainment: $30/week--at most
Other expenses: $75/year rugby dues
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

money-baron-roth-IRA	$100.00	5/27/2011 9:07:09 AM
enriched-truth	$40.00	5/27/2011 11:28:51 AM
jybank	$50.00	5/27/2011 11:21:57 AM
caprirolito	$25.00	5/27/2011 12:00:43 PM
thoughtful-exchange8	$100.00	5/27/2011 1:07:27 PM
carlos_chantana	$25.00	5/27/2011 9:51:07 AM
B2152	$25.00	5/27/2011 1:19:34 PM
NobisEst	$50.00	5/27/2011 2:01:12 PM
BankofRon	$25.00	5/27/2011 2:09:26 PM
piano55	$26.46	5/27/2011 2:57:47 PM
appetizing-payout2	$100.00	5/27/2011 2:02:58 PM
2grindstones	$25.00	5/27/2011 3:01:00 PM
CoyoteJack	$100.00	5/27/2011 3:06:20 PM
suave-dime6	$25.00	5/27/2011 4:02:52 PM
Simonsez808	$25.00	5/27/2011 1:36:00 PM
contract-lionheart	$47.49	5/27/2011 2:50:36 PM
well-rounded-investment	$25.56	5/27/2011 3:43:40 PM
irrelevant	$25.00	5/27/2011 5:32:30 PM
thankful-nickel2	$25.00	5/27/2011 6:10:24 PM
SouthernRemarketing	$40.65	5/28/2011 6:06:53 AM
youngtrader	$100.00	5/28/2011 7:35:44 PM
principal-laser	$45.61	5/29/2011 3:46:54 AM
econgineer	$50.00	5/28/2011 9:34:06 PM
jjsparks28	$38.74	5/29/2011 5:15:00 PM
chameleon125	$25.00	5/27/2011 11:11:03 AM
ibealion	$26.25	5/27/2011 11:22:15 AM
chungfang	$50.00	5/27/2011 11:46:55 AM
heavy_ax	$50.00	5/27/2011 11:11:24 AM
unger	$85.00	5/27/2011 11:58:17 AM
jonmars	$25.00	5/27/2011 12:04:38 PM
mrxtravis	$25.00	5/27/2011 1:07:42 PM
reflective-affluence	$50.00	5/27/2011 1:24:33 PM
bonus-seahorse	$75.00	5/27/2011 1:46:42 PM
designer_10	$25.00	5/27/2011 10:58:11 AM
mgking007	$25.00	5/27/2011 2:59:14 PM
markhmn	$50.00	5/27/2011 3:04:00 PM
red-favorable-basis	$25.00	5/27/2011 12:31:58 PM
Ananya	$25.00	5/27/2011 4:46:50 PM
JPMorrisLegacyFund	$43.40	5/27/2011 2:51:07 PM
Iceman1347	$25.00	5/27/2011 1:10:21 PM
first-serene-credit	$25.00	5/27/2011 2:07:04 PM
FinanceEngine	$35.00	5/27/2011 2:14:39 PM
MJTimages_com	$100.00	5/27/2011 2:31:34 PM
yungtiger	$50.83	5/27/2011 2:59:13 PM
reflective-rupee	$25.01	5/27/2011 3:12:46 PM
vest_vortex	$50.00	5/27/2011 4:12:13 PM
economy-coup	$60.00	5/27/2011 5:30:31 PM
SolarMoonshine	$25.00	5/27/2011 5:39:19 PM
yf99yz	$25.00	5/27/2011 8:54:57 PM
american-investor	$50.00	5/28/2011 5:51:19 AM
Bob450	$25.00	5/28/2011 8:12:29 AM
capital-kingdom	$25.00	5/28/2011 9:10:44 AM
optionscashflow	$25.00	5/28/2011 12:10:27 PM
asset-rotation7	$25.00	5/28/2011 1:49:36 PM
shrewd-income	$25.00	5/28/2011 4:36:25 PM
cbivitz	$35.00	5/29/2011 7:33:51 AM
Gandalf0001	$25.00	5/29/2011 7:39:34 AM
YoungTaxMan	$25.00	5/29/2011 10:49:08 AM
loss-of-control	$50.00	5/29/2011 11:29:38 AM
truelumen	$25.00	5/29/2011 1:17:40 PM
60 Investments